EXHIBIT 99.1

Broadwind Announces First Quarter 2023 Results

CICERO, Ill., May 11, 2023 (GLOBE NEWSWIRE) -- Broadwind, Inc. (Nasdaq: BWEN, “Broadwind” or the “Company”), a diversified precision manufacturer of specialized components and solutions serving global markets, today announced results for the first quarter 2023.

FIRST QUARTER 2023 RESULTS
(As compared to the first quarter 2022)

  Total revenue of $48.9 million, +17% y/y
  Total gross profit of $7.0 million, +$5.0 million y/y
  Total GAAP Net Income of $0.8 million, +$3.2 million y/y
  Total Non-GAAP Adjusted EBITDA of $4.1 million, +$4.1 million y/y
  Total backlog of $287.8 million, +$170.7 million y/y

FULL-YEAR 2023 FINANCIAL GUIDANCE

  Broadwind provided updated full-year 2023 financial guidance on April 20, 2023
  Total revenue of between $205 million to $220 million
  Anticipate positive GAAP net income for the full-year 2023
  Total non-GAAP adjusted EBITDA of between $16 million to $18 million

For the three months ended March 31, 2023, Broadwind reported total revenue of $48.9 million, an increase of 17% when compared to the prior-year period. The Company reported GAAP net income of $0.8 million, or $0.04 per diluted share, in the first quarter 2023, compared to a net loss of ($2.4) million, or ($0.12) per basic share, in the first quarter 2022. After excluding proxy contest-related expenses, the Company had net income of $1.5 million, or $0.07 per diluted share in the first quarter 2023. The Company reported adjusted EBITDA, a non-GAAP measure, of $4.1 million in the first quarter 2023, an increase of $4.1 million when compared to the prior-year period.

First quarter results benefited from a combination of sustained demand strength and strong operational execution across the Company’s diverse end-markets, with each reporting segment generating year-over-year growth in both revenue and operating income. Total gross margin increased 950 basis points on a year-over-year basis to a record 14.3%, primarily driven by improved sales mix, continued price discipline, benefits derived from advanced manufacturing credits associated with the Inflation Reduction Act (the “IRA”), and consistent asset optimization. Total backlog increased by $170.7 million on a year-over-year basis to $287.8 million, supported by growth across the Heavy Fabrications, Gearing and Industrial Solutions segments.

As of March 31, 2023, Broadwind had total cash on hand and availability under the Company’s credit facility of $12.3 million, down from $40.1 million at the end of the fourth quarter 2022. During the first quarter of 2023, the Company invested heavily in working capital to support incremental wind tower demand, contributing to a sequential decline in total liquidity, as expected.

BUSINESS UPDATE

Broadwind has continued to demonstrate strong operational excellence and commercial execution, consistent with a multi-year focus on building a market-leading precision manufacturing platform. Broadwind remains focused on organic growth within both existing and adjacent markets; further revenue mix diversification beyond its core wind business; improved asset optimization; ratable growth in orders and backlog; and disciplined capital management to support the requirements of the business.

  New business development.  During the last three years, Broadwind has pursued an aggressive strategy designed to both increase its share-of-wallet with existing customers, while expanding into complementary adjacent markets – and new customer relationships. In April 2023, the Company announced an $8 million order for its proprietary Mobile Pressure Reducing Systems (“PRS”) and related accessories, including both its legacy medium flow and newly introduced high flow PRS model. First launched in 2021, Broadwind’s mobile natural gas decompression systems are a key component utilized in “virtual pipelines”, an alternative method for supplying compressed natural gas to regions without established pipeline infrastructure. The Company anticipates that its clean fuels product offering, which carries a higher margin profile than its legacy fabrication services, has the potential to be 10% of total revenue by 2025.

  Revenue mix diversification. Since 2018, Broadwind has grown its non-wind precision manufacturing revenue by nearly 45% and expanded relationships with both new and existing customers. In the full year 2022, non-wind revenue increased by nearly 60% on a year-over-year basis to a record $91.6 million, supported by broad-based share gains across most end-markets. During the first quarter 2023, total non-wind revenue increased 23% on a year-over-year basis to $24.3 million, driven primarily by commercial growth across existing end-markets, together with organic, greenfield expansion in PRS sales.

  Drive asset optimization. As of March 31, 2023, Broadwind has secured over 50% of its optimal tower production capacity across its facilities for the full-year 2023. During 2023, the Company expects to further optimize plant utilization, resulting in improved economies of scale. Broadwind has deployed a lean operating approach across all divisions which includes continuous improvement efforts designed to improve throughput and asset optimization. The base load of orders in backlog allows the Company to focus these efforts on specific manufacturing processes offering the highest return on resources invested.

  Capitalize on IRA tailwinds. The IRA passed into law in 2022 provides critical industries, including those supporting the energy transition, with tax credits designed to accelerate a generational shift in the energy production mix from fossil fuels toward renewable energy, including wind.  Included within section 45x of the IRA is a provision for a new advanced manufacturing production tax credit (”AMP credit”) for which all new tower orders will qualify.

MANAGEMENT COMMENTARY

“Our first quarter results demonstrate a strong start to the year, as sustained demand across our diverse end-markets, improved margin realization, and consistent operational execution contributed to significant year-over-year growth in volume and profitability,” stated Eric Blashford, President and CEO of Broadwind. “We delivered first quarter non-GAAP adjusted EBITDA of $4.1 million, ahead of our preliminary first quarter guided range of $3.0 to $4.0 million, while non-GAAP adjusted EBITDA margin increased by more than 800 basis points versus the prior-year period. We generated net income of $0.8 million in the first quarter, or $0.04 per diluted share, and currently expect to deliver positive net income for the full-year 2023.”

“Early into 2023, we’ve announced several significant new business wins, including $175 million in new tower orders received in late 2022, followed by a record $8 million order for our proprietary mobile PRS and related accessories in April,” continued Blashford. “These new orders reflect positive business momentum within our legacy wind business, together with significant traction within new, higher-margin adjacent markets that leverage our unique intellectual property, consistent with our long-term focus on driving profitable growth across a broader continuum of addressable energy transition and clean tech opportunities. As we further expand our product and service capabilities, we expect to drive improved asset utilization and unit economics, consistent with our focus on driving profitable growth through the cycle.”

“Our backlog remains near a record-high entering the second quarter 2023,” continued Blashford. “As before, assuming full utilization of our wind tower manufacturing facilities, we believe the IRA could provide up to an estimated $30 million in incremental annual gross profit in future years.”

“As of March 31, 2023, we had over $12 million of available cash and liquidity,” continued Blashford. “For the final nine months of 2023, we expect to generate positive free cash flow, given a normalization in working capital levels and total anticipated capital expenditures of approximately $6 million for the full-year 2023.”

“Entering the second quarter, we remain on-pace to achieve our full-year 2023 guidance,” stated Blashford. “At a strategic level, we remain focused on organic commercial growth, improved asset optimization, margin expansion and sustained profitability. Our first quarter results demonstrate focused execution on these priorities, while creating a strong foundation for long-term value creation.”

SEGMENT RESULTS

Heavy Fabrications Segment
Broadwind provides large, complex and precision fabrications to customers in a broad range of industrial markets. Key products include wind towers, PRS units and other industrial fabrications, including mining and material handling components and other frames/structures.

Heavy Fabrications segment sales increased 16% to $31.6 million in the first quarter 2023 as compared to the prior-year period primarily driven by increased raw material content and less customer supplied materials on tower sections sold, as well as improved industrial fabrication volumes primarily driven by increased demand for our PRS units. The segment reported operating income of $2.8 million in the first quarter 2023, as compared to an operating loss of ($0.5) million in the prior-year period. Segment non-GAAP adjusted EBITDA was $3.9 million in the first quarter 2023, as compared to $0.6 million in the prior-year period.

Gearing Segment
Broadwind provides custom gearboxes, loose gearing and heat treat services to a broad set of customers in diverse markets, including oil & gas production, surface and underground mining, wind energy, steel, material handling and other infrastructure markets.

Gearing segment sales increased by 13% to $12.0 million in the first quarter 2023, as compared to the prior-year period, primarily driven by increased demand from industrial customers. The segment reported operating income of $0.6 million in the first quarter 2023, compared to an operating loss of ($0.1) million in the prior-year period. The segment reported non-GAAP adjusted EBITDA of $1.3 million in the first quarter 2023, versus $0.5 million in the prior-year period.

Industrial Solutions Segment
Broadwind provides supply chain solutions, light fabrication, inventory management, kitting and assembly services, primarily serving the combined cycle natural gas turbine market as well as other clean technology markets.

Industrial Solutions segment sales increased 33% to $5.4 million in the first quarter 2023, as compared to the prior-year period, primarily driven by increased demand for natural gas turbine content, as industry gas turbine unit sales reached multi-year highs. The segment reported operating income of $0.6 million in the first quarter 2023, compared to an operating loss of ($0.2) million in the prior-year period. The segment reported non-GAAP adjusted EBITDA of $0.8 million in the first quarter 2023, as compared to ($0.0) million in the prior-year period.

FINANCIAL GUIDANCE

The following financial guidance for the full year 2023 reflects the Company’s current expectations and beliefs. All guidance is current as of the time provided and is subject to change.

$ in Millions	Previous Full-Year 2023 Guidance		New Full-Year 2023 Guidance
	Low	High	Low	High
Revenue	$200	$220	$205	$220

Non-GAAP Adjusted EBITDA	$14	$16	$16	$18

FIRST QUARTER 2023 CONFERENCE CALL

Broadwind will host a conference call today at 11:00 A.M. ET to review the Company’s financial results, discuss recent events and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of the Company’s corporate website at https://investors.bwen.com/investors. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

To participate in the live teleconference:

Domestic Live Call:	1-877-407-9716
International Live Call:	1-201-493-6779

To listen to a replay of the teleconference, which will be available through May 18, 2023:

Domestic Call Replay:	1-844-512-2921
International Call Replay:	1-412-317-6671
Access Code:	13737950

ABOUT BROADWIND

Broadwind (NASDAQ: BWEN) is a precision manufacturer of structures, equipment and components for clean tech and other specialized applications. With facilities throughout the U.S., our talented team is committed to helping customers maximize performance of their investments—quicker, easier and smarter. Find out more at www.bwen.com.

NON-GAAP FINANCIAL MEASURES

The Company provides non-GAAP adjusted EBITDA (earnings before interest, income taxes, depreciation, amortization, share-based compensation and other stock payments, restructuring costs, impairment charges, proxy contest-related expenses and other non-cash gains and losses) as supplemental information regarding the Company’s business performance. The Company’s management uses this supplemental information when it internally evaluates its performance, reviews financial trends and makes operating and strategic decisions. The Company believes that this non-GAAP financial measure is useful to investors because it provides investors with a better understanding of the Company’s past financial performance and future results, which allows investors to evaluate the Company’s performance using the same methodology and information as used by the Company’s management. The Company's definition of adjusted EBITDA may be different from similar non-GAAP financial measures used by other companies and/or analysts.

FORWARD-LOOKING STATEMENTS

This release contains “forward-looking statements”—that is, statements related to future, not past, events—as defined in Section 21E of the Securities Exchange Act of 1934, as amended, that reflect our current expectations regarding our future growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities, as well as assumptions made by, and information currently available to, our management. Forward-looking statements include any statement that does not directly relate to a current or historical fact. We have tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “may,” “plan” and similar expressions, but these words are not the exclusive means of identifying forward looking statements. Our forward-looking statements may include or relate to our beliefs, expectations, plans and/or assumptions with respect to the following: (i) the impact of global health concerns on the economies and financial markets and the demand for our products; (ii) state, local and federal regulatory frameworks affecting the industries in which we compete, including the wind energy industry, and the related extension, continuation or renewal of federal tax incentives and grants, including the advanced manufacturing tax credits (which remain subject to further technical guidance and regulations), and state renewable portfolio standards as well as new or continuing tariffs on steel or other products imported into the United States; (iii) our customer relationships and our substantial dependency on a few significant customers and our efforts to diversify our customer base and sector focus and leverage relationships across business units; (iv) the economic and operational stability of our significant customers and suppliers, including their respective supply chains, and the ability to source alternative suppliers as necessary; (v) our ability to continue to grow our business organically and through acquisitions; (vi) the production, sales, collections, customer deposits and revenues generated by new customer orders and our ability to realize the resulting cash flows; (vii) information technology failures, network disruptions, cybersecurity attacks or breaches in data security; (viii) the sufficiency of our liquidity and alternate sources of funding, if necessary; (ix) our ability to realize revenue from customer orders and backlog; (x) our ability to operate our business efficiently, comply with our debt obligations, manage capital expenditures and costs effectively, and generate cash flow; (xi) the economy and the potential impact it may have on our business, including our customers; (xii) the state of the wind energy market and other energy and industrial markets generally and the impact of competition and economic volatility in those markets; (xiii) the effects of market disruptions and regular market volatility, including fluctuations in the price of oil, gas and other commodities; (xiv) competition from new or existing industry participants including, in particular, increased competition from foreign tower manufacturers; (xv) the effects of the change of administrations in the U.S. federal government; (xvi) our ability to successfully integrate and operate acquired companies and to identify, negotiate and execute future acquisitions; (xvii) the potential loss of tax benefits if we experience an “ownership change” under Section 382 of the Internal Revenue Code of 1986, as amended; (xviii) the limited trading market for our securities and the volatility of market price for our securities; and (xix) the impact of future sales of our common stock or securities convertible into our common stock on our stock price. These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors that could cause our actual growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements including, but not limited to, those set forth under the caption “Risk Factors” in Part I, Item 1A of our most recently filed Form 10-K and our other filings with the Securities and Exchange Commission (the “SEC”). We are under no duty to update any of these statements. You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or other factors that could cause our current beliefs, expectations, plans and/or assumptions to change. Accordingly, forward-looking statements should not be relied upon as a predictor of actual results.

IR CONTACT

Noel Ryan, IRC
BWEN@val-adv.com

BROADWIND, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

	March 31,	December 31,
	2023	2022
ASSETS
CURRENT ASSETS:
Cash	$1,729	$12,732
Accounts receivable, net	25,845	17,018
Contract assets	1,909	1,955
Inventories, net	48,543	44,262
Prepaid expenses and other current assets	3,160	3,291
Total current assets	81,186	79,258
LONG-TERM ASSETS:
Property and equipment, net	45,270	45,319
Operating lease right-of-use assets, net	15,946	16,396
AMP credit receivable	3,162	-
Intangible assets, net	2,560	2,728
Other assets	834	839
TOTAL ASSETS	$148,958	$144,540

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Line of credit and current portion of long-term debt	$18,089	$1,170
Current portion of finance lease obligations	1,663	2,008
Current portion of operating lease obligations	1,824	1,882
Accounts payable	25,794	26,255
Accrued liabilities	5,160	4,313
Customer deposits	21,751	34,550
Total current liabilities	74,281	70,178
LONG-TERM LIABILITIES:
Long-term debt, net of current maturities	6,863	7,141
Long-term finance lease obligations, net of current portion	3,976	4,226
Long-term operating lease obligations, net of current portion	16,296	16,696
Other	20	26
Total long-term liabilities	27,155	28,089
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued
or outstanding	-	-
Common stock, $0.001 par value; 30,000,000 shares authorized; 21,191,937 and 21,127,130 shares issued as of March 31, 2023 and
December 31, 2022, respectively	21	21
Treasury stock, at cost, 273,937 shares as of March 31, 2023 and December 31, 2022,
respectively	(1,842)	(1,842)
Additional paid-in capital	397,720	397,240
Accumulated deficit	(348,377)	(349,146)
Total stockholders' equity	47,522	46,273
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$148,958	$144,540

BROADWIND, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended March 31,
	2023	2022

Revenues	$48,873	$41,844
Cost of sales	41,897	39,832
Gross profit	6,976	2,012

OPERATING EXPENSES:
Selling, general and administrative	5,526	3,902
Intangible amortization	168	183
Total operating expenses	5,694	4,085
Operating income (loss)	1,282	(2,073)

OTHER (EXPENSE) INCOME, net:
Interest expense, net	(488)	(345)
Other, net	(2)	21
Total other (expense) income, net	(490)	(324)

Net income (loss) before provision for income taxes	792	(2,397)
Provision for income taxes	23	7
NET INCOME (LOSS)	$769	$(2,404)

NET INCOME (LOSS) PER COMMON SHARE - BASIC:
Net income (loss)	$0.04	$(0.12)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC	20,869	19,708

NET INCOME (LOSS) PER COMMON SHARE - DILUTED:
Net income (loss)	$0.04	$(0.12)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - DILUTED	21,387	19,708

BROADWIND, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(UNAUDITED)

	Three Months Ended March 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$769	$(2,404)

Adjustments to reconcile net cash used in operating activities:
Depreciation and amortization expense	1,605	1,519
Deferred income taxes	(5)	(7)
Change in fair value of interest rate swap agreements	-	2
Share-based compensation	178	192
Allowance for doubtful accounts	14	(23)
Common stock issued under defined contribution 401(k) plan	302	282
Loss (gain) on disposal of assets	-	3
Changes in operating assets and liabilities:
Accounts receivable	(8,841)	(5,073)
AMP credit receivable	(3,162)	-
Employee retention credit receivable	-	497
Contract assets	46	(2,038)
Inventories	(4,281)	(5,690)
Prepaid expenses and other current assets	130	179
Accounts payable	(784)	10,538
Accrued liabilities	847	(254)
Customer deposits	(12,799)	(3,683)
Other non-current assets and liabilities	(3)	(45)
Net cash used in operating activities	(25,984)	(6,005)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,065)	(492)
Net cash used in investing activities	(1,065)	(492)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from line of credit, net	16,945	7,207
Proceeds from long-term debt	-	125
Payments on long-term debt	(634)	(8)
Principal payments on finance leases	(265)	(495)
Shares withheld for taxes in connection with issuance of restricted stock	-	(411)
Net cash provided by financing activities	16,046	6,418

NET DECREASE IN CASH	(11,003)	(79)
CASH beginning of the period	12,732	852
CASH end of the period	$1,729	$773

BROADWIND, INC. AND SUBSIDIARIES
SELECTED SEGMENT FINANCIAL INFORMATION
(IN THOUSANDS)
(UNAUDITED)

	Three Months Ended
	March 31,
	2023	2022
ORDERS:
Heavy Fabrications	$20,236	$34,161
Gearing	12,393	14,061
Industrial Solutions	6,973	4,471
Total orders	$39,602	$52,693

REVENUES:
Heavy Fabrications	$31,593	$27,272
Gearing	11,965	10,584
Industrial Solutions	5,423	4,073
Corporate and Other	(108)	(85)
Total revenues	$48,873	$41,844

OPERATING PROFIT/(LOSS):
Heavy Fabrications	$2,790	$(461)
Gearing	581	(112)
Industrial Solutions	622	(209)
Corporate and Other	(2,711)	(1,291)
Total operating profit (loss)	$1,282	$(2,073)

BROADWIND, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS)
(UNAUDITED)

Consolidated	Three Months Ended March 31,
	2023	2022
Net Income (Loss)	$769	$(2,404)
Interest Expense	488	345
Income Tax Provision	23	7
Depreciation and Amortization	1,605	1,519
Share-based Compensation and Other Stock Payments	493	525
Proxy Contest-Related Expenses	720	-
Adjusted EBITDA (Non-GAAP)	$4,098	$(8)

Heavy Fabrications Segment	Three Months Ended March 31,
	2023	2022
Net Income (Loss)	$2,590	$(476)
Interest Expense	140	140
Income Tax (Benefit) Provision	60	(126)
Depreciation	858	879
Share-based Compensation and Other Stock Payments	210	215
Adjusted EBITDA (Non-GAAP)	$3,858	$632

Gearing Segment	Three Months Ended March 31,
	2023	2022
Net Income (Loss)	$501	$(136)
Interest Expense	73	47
Income Tax Provision	8	-
Depreciation and Amortization	595	476
Share-based Compensation and Other Stock Payments	117	118
Adjusted EBITDA (Non-GAAP)	$1,294	$505

Industrial Solutions Segment	Three Months Ended March 31,
	2023	2022
Net Income (Loss)	$529	$(225)
Interest Expense	83	14
Income Tax Provision	8	2
Depreciation and Amortization	94	103
Share-based Compensation and Other Stock Payments	43	60
Adjusted EBITDA (Non-GAAP)	$757	$(46)

Corporate and Other	Three Months Ended March 31,
	2023	2022
Net Loss	$(2,851)	$(1,567)
Interest Expense	192	144
Income Tax (Benefit) Provision	(53)	131
Depreciation and Amortization	58	61
Share-based Compensation and Other Stock Payments	123	132
Proxy Contest-Related Expenses	720	-
Adjusted EBITDA (Non-GAAP)	$(1,811)	$(1,099)